Exhibit 99.1
BIOCRYST PHARMACEUTICALS, INC.
2190 PARKWAY LAKE DRIVE
BIRMINGHAM, AL 35244
205-444-4600 205-444-4640 FAX
www.biocryst.com
BioCryst Pharmaceuticals Elects Stanley C. Erck to its Board of Directors
Birmingham, Alabama – December 23, 2008 – BioCryst Pharmaceuticals, Inc. (Nasdaq: BCRX) today announced that Stanley C. Erck has been elected to the Company’s Board of Directors. Mr. Erck has over twenty years of experience in the biotechnology industry, most recently serving as President and Chief Executive Officer at Iomai Corporation in Gaithersburg, Maryland.
“We are pleased to welcome Mr. Erck to our Board of Directors,” stated Jon Stonehouse, President and Chief Executive Officer of BioCryst Pharmaceuticals. “Stan’s experience leading biotech companies and his knowledge of managing a large advanced development contract from the Department of Health and Human Services will be of great value to BioCryst as the Company advances its clinical pipeline.”
“BioCryst has a strong pipeline, management team and investor base,” said Mr. Erck. “I look forward to sharing my experiences with the Department of Health and Human Services and developing late-stage infectious disease product candidates with BioCryst as the Company moves its product candidates toward commercialization.”
From 2000-2008, Mr. Erck served as President and Chief Executive Officer of Iomai Corporation, leading the company through an initial public offering, a merger with Intercell, an Austrian vaccine company, and through the development of a late-stage infectious disease product candidate. Prior to Iomai, he served as President and Chief Executive Officer of Procept, a publicly traded immunology company; as Vice President, Corporate Development at Integrated Genetics (now Genzyme), and in management positions within Baxter International. In addition to his experience leading companies through the IPO process, Mr. Erck has successfully brought products into late-stage clinical trials and negotiated major alliances with pharmaceutical and biotechnology companies. Mr. Erck currently sits on the Board of Directors of MacCyte and MdBio Foundation. Mr. Erck received his undergraduate degree from the University of Illinois and his Masters in Business Administration from the University of Chicago Graduate School of Business.

About BioCryst
BioCryst is an integrated biopharmaceutical company utilizing crystallography and structure-based drug design to develop a deep pipeline of novel therapeutics targeting major illnesses. BioCryst is currently advancing investigational new drugs discovered in-house in late-stage clinical trials for influenza and lymphoma. In addition, the Company has a pre-clinical portfolio of novel compounds, directed against infectious, cardiovascular, and autoimmune disease targets, to create long-term sustainable value. The Company’s strategic alliances with the U.S. Department of Health and Human Services, Shionogi & Co., Ltd., Green Cross Corporation and Mundipharma International Holdings Ltd. validate its scientific foundation and the utility of its product candidates. For more information, please visit the Company’s Web site at www.biocryst.com.
Forward-looking statements
This press release contains forward-looking statements, including statements regarding future results, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include that our belief that many subjects in the Phase 2 clinical trials of peramivir did not receive adequate dosing by intramuscular injection may not be correct, that HHS and the Food & Drug Administration (FDA) may not agree with our analysis, that HHS may further condition, reduce or eliminate future funding of the peramivir program, that ongoing peramivir clinical trials may not be successful, that the peramivir program may not be successful, that the pivotal trial with forodesine HCl in cutaneous T-cell lymphoma (CTCL) may not meet its endpoint, that development and commercialization of forodesine HCl in CTCL may not be successful, that we or our licensees may not be able to enroll the required number of subjects in planned clinical trials of our product candidates and that such clinical trials may not be successfully completed, that BioCryst or its licensees may not commence as expected additional human clinical trials with our product candidates, that our product candidates may not receive required regulatory clearances from the FDA, that ongoing and future preclinical and clinical development may not have positive results, that we or our licensees may not be able to continue future development of our current and future development programs, that our development programs may never result in future product, license or royalty payments being received by BioCryst, that BioCryst may not be able to retain its current pharmaceutical and biotechnology partners for further development of its product candidates or it may not reach favorable agreements with potential pharmaceutical and biotechnology partners for further development of its product candidates, that our projected burn rate may not be consistent with our expectations, that BioCryst may not have sufficient cash to continue funding the development, manufacturing, marketing or distribution of its products and that additional funding, if necessary, may not be available at all or on terms acceptable to BioCryst. Please refer to the documents BioCryst files periodically with the Securities and

Exchange Commission, specifically BioCryst’s most recent Annual Report on Form 10-K, most recent Registration Statement on Form S-3 (filed November 28, 2008), Quarterly Reports on Form 10-Q, current reports on Form 8-K which identify important factors that could cause the actual results to differ materially from those contained in the projections or forward-looking statements.
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BCRXW
CONTACT: Stuart Grant, CFO, BioCryst Pharmaceuticals, +1-205-444-4600; or Susan Neath, Burns McClellan, +1-212-213-0006